FOR IMMEDIATE RELEASE

Contact:

Richard Sneider, CFO          or         Ehren Lister, Account Executive
Kopin Corporation                        Sharon Merrill Associates, Inc.
(508) 824-6696                           (617) 542-5300
rsneider@kopin.com                        elister@investorrelations.com


       Kopin Corporation Maintains Second-quarter Outlook for Double-digit
                            Sequential Revenue Growth

TAUNTON, Mass., June 10, 2002 - Kopin Corporation (Nasdaq: KOPN) today reaffirmed its expectation that total revenue for the second quarter ending June 30, 2002 will increase by more than 10 percent sequentially, fueled by double-digit growth in both its III-V and CyberDisplay businesses. The Company provided that guidance in its first-quarter news release and financial results conference call on April 23, 2002.

"Based on orders to date, our III-V and CyberDisplay businesses remain on track to achieve double-digit top-line growth," said Dr. John C.C. Fan, Kopin's president and CEO. "As a result, we expect to see total revenue increase by more than 10 percent sequentially in the June quarter, which is consistent with the information we provided to investors in our first-quarter news release in April."

Kopin plans to announce its second-quarter 2002 financial results after the close of the market on Thursday, July 25, 2002.

As a reminder, Kopin's senior management will present at 4:10 p.m. ET today at CIBC World Markets' annual investor conference, "The Communications Food Chain," in New York. A live audio Webcast of the presentation is available on the "Investor Relations" section of the Kopin's Web site, www.kopin.com. A replay will be available on the Web site for one week following the presentation.

                                     -more-

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Kopin Reaffirms Second-Quarter Outlook/2

About Kopin
Kopin is a leading developer and manufacturer of high-resolution, flat-panel display products and HBT transistor wafers for communications and digital imaging applications that enhance the delivery and presentation of video, voice and data. The Company has combined advanced AMLCD and integrated circuit technology to produce its CyberDisplay family of ultra-small, high-density imaging devices. The Kopin CyberDisplay family has won many international awards for innovation, and now includes the CyberDisplay 1280, 640C, 640M, 320 and 320C
- providing OEMs with powerful, high-quality display solutions for devices including consumer electronics such as camcorders, digital cameras and next-generation Internet wireless handsets. High speed, power efficiency and signal quality make Kopin's HBT transistor wafers the choice for power amplifiers used in current and next-generation wireless handsets. Communication circuit providers are using Kopin's HBT transistor wafers for power amplifier circuits used in wireless digital phones, and gigabit circuits for broadband and Internet data transmission. For more information, please visit Kopin's Web site at www.kopin.com.

CyberDisplay is a trademark of Kopin Corporation.

Statements in this news release concerning Kopin's expectations for the second quarter ending June 30, 2002 are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on information as of June 10, 2002, involve a number of risks and uncertainties that could materially affect future results. General risk factors that could materially affect future results include economic and business conditions in the III-V and flat-panel display markets, the impact of competitive products and pricing, availability of third-party components, viability of integrated circuit fabrication facilities, cost and yields associated with production of the Company's III-V and CyberDisplay products, loss of significant customers, acceptance of the Company's products, continuation of strategic relationships, and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and 10-Q for the quarter ended March 30, 2002.



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